                                                                     EXHIBIT 5.1


             [LETTERHEAD OF RUSHALL & McGEEVER, ESQ. APPEARS HERE]






May 1, 1996



MEDICAL DEVICE TECHNOLOGIES, INC.
9171 Towne Centre Drive, Suite 355
San Diego, California 92122

      Re:   Registration Statement on Form S-3
            Issuance of Common Stock


Gentlemen:

     You have requested that we, as special legal counsel to Medical Device Technologies, Inc. (the "Corporation") render our opinion as to the validity of up to 1,012,500 shares of the Corporation's $0.15 par value Common Stock (the "Common Stock") to be issued upon the exercise of certain stock purchase warrants (the "Warrant Shares") and the issuance of the 2,169,675 shares of the selling shareholders' Common Stock (the "Selling Shareholders' Shares"), all as described in the Corporation's 1996 Stock Form S-3 Registration Statement, as amended (the "Registration Statement"), filed with the Securities and Exchange Commission, as part of which this letter is being submitted.

     Based upon our review of the Warrant Purchase Agreements for the Warrant Shares, the Registration Statement, the Corporation's books and records and such other documents as we have deemed necessary, it is our opinion that (i) the Selling Shareholders' Shares and (ii) the Warrant Shares to be issued pursuant to the Warrants and the Prospectus which is part of the Registration Statement are validly authorized and the Selling Shareholders' Shares are, and the Warrant Shares will be, validly issued, fully paid, and non-assessable, when (a) the applicable provisions of the Securities Act of 1933 and such state securities laws as may be applicable have been complied with; (b) such Warrant Shares will have been duly delivered against payment therefor as set forth in their respective share purchase warrant agreements; and (c) the Selling Shareholders' Shares have been duly issued and delivered in the manner set forth in the Prospectus.

     In rendering the opinion expressed herein, we have assumed without investigation that, with respect to each offer, award, issuance, sale and delivery by the Corporation of the Selling Shareholders' Shares in the manner described in the Registration Statement and each purchase of such shares by the purchaser thereof; (i) the offer, issuance, sale, delivery, and purchase, the

[RUSHALL & McGEEVER LOGO APPEARS HERE]


MEDICAL DEVICE TECHNOLOGIES, INC.
May 1, 1996
Page 2

- --------------------



execution, and delivery of documents relating thereto, as to the Corporation or any other party thereto, did not violate or result in a breach of any law, statute, ordinance, rule, regulation, award, order, decree, or judgment, in each case whether then or subsequently in effect; (ii) at the time thereof and at all times subsequent thereto, the persons authorizing each such offer, issuance, sale, delivery, purchase, execution, performance, or transaction for the Corporation or for any such other party, did not violate any fiduciary or other duty owed by them; (iii) no event has taken place subsequent to any such offer, issuance, sale, delivery, purchase, execution, performance, or transaction or will take place which would cause any such offer, issuance, sale, delivery, purchase, execution, performance or transaction not to comply with any such law, statute, ordinance, rule, regulation, order, decree, judgment, or duty, or which would permit the Corporation or any such other party at any time thereafter to cancel, rescind, or otherwise avoid any such offer, issuance, sale, delivery, purchase, execution, performance, transaction, document or oral agreement;
(iv) there was no misrepresentation, omission, or deceit by the Corporation, any such other party, or any other person or entity in connection with any such offer, issuance, sale, delivery, purchase, execution, performance; and (v) each other party to such offer, issuance, sale, delivery, purchase, execution, performance, or transaction had the power, authority, and capacity to consummate such purchase.

     We have assumed without investigation the authenticity of any documents submitted to us as an original, the conformity to the originals of any documents submitted to us as a copy, the genuineness of all signatures, and the legal capacity of natural persons.

     This opinion is furnished by us as special counsel to you and is solely for your benefit. Neither this opinion nor copies hereof may be relied upon by, delivered to, or quoted in whole or in part to any governmental agency or other person without our prior written consent, except that we hereby consent to the use of our opinion herein in the Registration Statement.

Very truly yours,


/s/ Bruce J. Rushall

BRUCE J. RUSHALL
for the firm of
RUSHALL & McGEEVER

BJR:cjd